WHITESTONE REIT

CREATING COMMUNITIES IN OUR PROPERTIES™

Davenport Village Austin, TX

The Promenade at Fulton Ranch, Chandler, AZ

Headquarters Village, Plano, TX

Village Square at Dana Park, Mesa, AZ

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED June 30, 2016

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that
Common Shares	primarily owns, manages and redevelops high quality retail properties which we refer to as Community
Centered Properties TM. As of June 30, 2016, we owned 69 Community Centered PropertiesTM with
69 Community Centers	approximately 5.9 million square feet of gross leasable area, located in six of the top markets in the
5.9 Million Sq. Ft. of gross	United States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,478 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery,
Common Shares: 28.6 Million	restaurants, medical, educational and financial services and entertainment. These tenants tend to occupy
Operating Partnership Units:	smaller spaces (less than 3,000 square feet) and, as of June 30, 2016, provided a 44% premium rental
0.5 Million	rate compared to our larger space tenants. The largest of our 1,478 tenants comprised less than 3.2% of our annualized base rental revenues for the three months ended June 30, 2016.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 7.2%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of July 25, 2016	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $15.85 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
July 25, 2016.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Second Quarter Results; “Internet-Resistant” Business Model Produces Strong Year-Over-Year Increase of 14.4% in Revenues

Houston, Texas, July 27, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating results for the second quarter ended June 30, 2016. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Company Highlights

Second Quarter 2016 Compared to Second Quarter 2015:

•	14.4% growth in revenues

•	Net income attributable to Whitestone REIT of $1.5 million in both periods

•	16.6% increase in net operating income (“NOI”)

•	13.0% increase in Funds From Operations (“FFO”)

•	8.9% increase in FFO Core

•	4.2% same store NOI growth

•	8.2% gain in rental rates on new and renewal leases signed during the last twelve months (GAAP basis)

•	Net income of $0.05 and FFO Core of $0.32 on a per share basis, respectively

•	86.0% dividend to FFO Core ratio

•	89.6% occupancy in the Company’s retail properties, a 170 basis points improvement

Whitestone Overview
Whitestone acquires, owns, manages, develops and redevelops high quality “internet-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available online.

CEO Comments
“We are proud to deliver another quarter of profitable growth, driven by our innovative, sustainable and scalable business model,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “Our model focuses on acquiring, developing and redeveloping go-to retail centers that provide daily necessities, needed services and entertainment which are not readily available online. By following this ‘internet-resistant’ strategy, we believe we are largely shielded from the threat of rising e-commerce sales.”

Mr. Mastandrea concluded, “The core of our business model is driving profitability and value. The successful execution of our model is best demonstrated by looking at our sustained results over the long-term, evidenced by the second quarter being our 23rd consecutive quarter of revenue and NOI growth, and our 24th consecutive quarter of FFO Core growth, on a year-over-year basis. Our pipeline of new acquisitions and leases remains active, and additional selective development and redevelopment of existing properties is ongoing, which gives us confidence that we will continue to drive profitable growth and shareholder value.”

Real Estate Portfolio Update

Leasing Activity:
During the second quarter, the leasing team signed 101 leases totaling 308,980 square feet in new, expansion and renewal leases, compared to 117 leases totaling 267,065 square feet in the second quarter of 2015. The total lease value added during the quarter was $24.7 million compared to $16.0 million during the same period last year.

The Company's total and retail properties occupancy stood at 87.2% and 89.6%, respectively, at quarter end.

Community Centered PropertiesTM Portfolio Statistics:
As of June 30, 2016, Whitestone owned 69 Community Centered PropertiesTM with 5.9 million square feet of gross leasable area producing annual NOI of approximately $70.0 million. The portfolio is comprised of 43 properties in Texas, 25 in Arizona and one in Illinois. In Texas and Arizona, Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (29) and Phoenix (25). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s properties in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of “internet-resistant” national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the second quarter, the Company's diversified tenant base was comprised of 1,478 tenants, with the largest tenant accounting for only 3.2% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s selective development and redevelopment activity during the quarter, offset somewhat by the sale of a non-core asset in the first quarter, at June 30, 2016, the Company had undepreciated real estate assets of $844.8 million compared to $835.5 million at December 31, 2015.

Liquidity, Debt and Credit Facility:
At June 30, 2016, 49 of the Company’s 69 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $592.0 million. The Company had total real estate debt of $501.7 million, of which $371.6 million, or approximately 74.0%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.9% and the weighted average remaining term was 5.6 years.

At quarter end, Whitestone had $5.9 million of cash available on its balance sheet and $169.4 million of available capacity under its credit facility, before the $200 million accordion option.

Sale of Securities:
During the second quarter, Whitestone sold 735,755 shares of its common stock under its ATM program. The Company received net proceeds of approximately $10.6 million after paying fees and commissions. The funds were used to pay down debt and for general corporate purposes.

Dividend
On June 6, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2016, to be paid in three equal installments of $0.095 in July, August and September of 2016.

2016 Guidance
The Company's FFO Core guidance for 2016 is a range of $1.33 to $1.39 per share. The Company's net income attributable to Whitestone REIT guidance for 2016 is a range of $0.33 to $0.39 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2016 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call, which will take place on Thursday, July 28, 2016 at 11:00 A.M. Eastern Time. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 591-4959
Dial-in number for international participants:    (719) 325-4758

The conference call will be recorded and a telephone replay will be available through Thursday, August 11, 2016. Replay access information is as follows:

Replay number for domestic participants:        (877) 870-5176
Replay number for international participants:    (858) 384-5517
Pass Code (for all participants):            1744553

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that acquires, owns, manages, develops and redevelops high quality “internet-resistant” neighborhood, community and lifestyle retail centers. Whitestone’s 69 properties are principally located in Austin, Dallas-Fort Worth, Houston, San Antonio and Phoenix, which are among the fastest-growing markets in the country with highly educated workforces, high household incomes and strong job growth. The Company’s strategy is to target shifting consumer behavior and purchasing patterns by creating a complementary mix of grocery, dining, health and wellness, education, services, entertainment and specialty retail in its properties. Whitestone’s national, regional and local tenants provide daily necessities, needed services and convenience to the community which are not readily available online. For additional information about Whitestone, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; the Company’s ability to complete its transition to a pure-play retail REIT in the time frame it expects, or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and other items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
D: (713) 435-2219; M: (832) 364-8314
raronson@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$844,807	$835,538
Accumulated depreciation	(99,004)	(89,580)
Total real estate assets	745,803	745,958
Cash and cash equivalents	5,927	2,587
Restricted cash	117	121
Marketable securities	467	435
Escrows and acquisition deposits	5,824	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,717	15,466
Unamortized lease commissions and loan costs	8,039	8,178
Prepaid expenses and other assets	3,129	2,672
Total assets	$786,023	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$500,553	$497,955
Accounts payable and accrued expenses	30,182	24,051
Tenants' security deposits	5,578	5,254
Dividends and distributions payable	8,169	7,834
Total liabilities	544,482	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 28,138,047 and 26,991,493 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	28	27
Additional paid-in capital	372,650	359,971
Accumulated deficit	(126,300)	(116,895)
Accumulated other comprehensive loss	(8,448)	(129)
Total Whitestone REIT shareholders' equity	237,930	242,974
Noncontrolling interest in subsidiary	3,611	4,017
Total equity	241,541	246,991
Total liabilities and equity	$786,023	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Property revenues
Rental revenues	$19,649	$17,176	$39,071	$33,641
Other revenues	5,480	4,794	11,493	9,581
Total property revenues	25,129	21,970	50,564	43,222

Property expenses
Property operation and maintenance	4,683	4,339	9,477	8,422
Real estate taxes	3,304	2,925	6,658	5,829
Total property expenses	7,987	7,264	16,135	14,251

Other expenses (income)
General and administrative	5,413	4,998	10,249	9,483
Depreciation and amortization	5,521	4,675	10,913	9,239
Interest expense	4,748	3,516	9,552	6,924
Interest, dividend and other investment income	(78)	(162)	(175)	(171)
Total other expense	15,604	13,027	30,539	25,475

Income from continuing operations before gain on sale or disposal of properties or assets and income taxes	1,538	1,679	3,890	3,496

Provision for income taxes	(11)	(91)	(167)	(174)
Gain on sale of properties	—	—	2,890	—
Gain (loss) on sale or disposal of assets	(18)	5	(16)	(100)
Income from continuing operations	1,509	1,593	6,597	3,222

Loss from discontinued operations	—	(33)	—	(41)
Loss from discontinued operations	—	(33)	—	(41)

Net income	1,509	1,560	6,597	3,181

Less: Net income attributable to noncontrolling interests	25	26	116	53

Net income attributable to Whitestone REIT	$1,484	$1,534	$6,481	$3,128

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.23	$0.13
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.23	$0.13
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.22	$0.12
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.22	$0.12

Weighted average number of common shares outstanding:
Basic	26,819	22,869	26,712	22,724
Diluted	27,513	23,401	27,501	23,314

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,509	$1,560	$6,597	$3,181

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(2,450)	43	(8,491)	(276)
Unrealized gain (loss) on available-for-sale marketable securities	36	(139)	31	(98)

Comprehensive income (loss)	(905)	1,464	(1,863)	2,807

Less: Comprehensive income (loss) attributable to noncontrolling interests	(16)	24	(33)	47

Comprehensive income (loss) attributable to Whitestone REIT	$(889)	$1,440	$(1,830)	$2,760

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$6,597	$3,222
Net income (loss) from discontinued operations	—	(41)
Net income	6,597	3,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,913	9,239
Amortization of deferred loan costs	784	601
Amortization of notes payable discount	145	149
Gain on sale of marketable securities	—	(44)
Loss (gain) on sale or disposal of assets and properties	(2,874)	100
Bad debt expense	763	771
Share-based compensation	3,844	3,359
Changes in operating assets and liabilities:
Escrows and acquisition deposits	844	(772)
Accrued rent and accounts receivable	(2,014)	(1,767)
Unamortized lease commissions	(1,133)	(610)
Prepaid expenses and other assets	459	323
Accounts payable and accrued expenses	(2,537)	(235)
Tenants' security deposits	324	267
Net cash provided by operating activities	16,115	14,603
Net cash used in operating activities of discontinued operations	—	(41)
Cash flows from investing activities:
Acquisitions of real estate	—	(51,800)
Additions to real estate	(11,055)	(5,009)
Proceeds from sales of properties	3,957	—
Proceeds from sales of marketable securities	—	496
Net cash used in investing activities	(7,098)	(56,313)
Net cash used in investing activities of discontinued operations	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(15,497)	(13,127)
Distributions paid to OP unit holders	(277)	(224)
Proceeds from issuance of common shares, net of offering costs	10,600	49,725
Proceeds from revolving credit facility, net	3,000	9,500
Repayments of notes payable	(1,585)	(1,336)
Change in restricted cash	4	—
Repurchase of common shares	(1,922)	(772)
Net cash provided by (used in) financing activities	(5,677)	43,766
Net cash used in financing activities of discontinued operations	—	—
Net increase in cash and cash equivalents	3,340	2,015
Cash and cash equivalents at beginning of period	2,587	4,236
Cash and cash equivalents at end of period	$5,927	$6,251

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (unaudited) (in thousands)

	Six Months Ended June 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,169	$6,409
Cash paid for taxes	$284	$315
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$253	$48
Financed insurance premiums	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$53	$47
Value of common shares exchanged for OP units	$98	$81
Change in fair value of available-for-sale securities	$31	$(98)
Change in fair value of cash flow hedge	$8,491	$(276)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO AND FFO CORE	2016	2015	2016	2015
Net income attributable to Whitestone REIT	$1,484	$1,534	$6,481	$3,128
Depreciation and amortization of real estate assets	5,479	4,643	10,790	9,183
(Gain) loss on sale or disposal of assets and properties	18	(5)	(2,874)	100
Net income attributable to noncontrolling interests	25	26	116	53
FFO	7,006	6,198	14,513	12,464

Non cash share-based compensation expense	1,819	1,669	3,844	3,343
Acquisition costs	393	596	563	840
FFO Core	$9,218	$8,463	$18,920	$16,647

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,006	$6,198	$14,513	$12,464
Distributions paid on unvested restricted common shares	(197)	(163)	(352)	(270)
FFO excluding amounts attributable to unvested restricted common shares	6,809	6,035	14,161	12,194
FFO Core excluding amounts attributable to unvested restricted common shares	$9,021	$8,300	$18,568	$16,377

Denominator:
Weighted average number of total common shares - basic	26,819	22,869	26,712	22,724
Weighted average number of total noncontrolling OP units - basic	484	390	488	391
Weighted average number of total commons shares and noncontrolling OP units - basic	27,303	23,259	27,200	23,115

Effect of dilutive securities:
Unvested restricted shares	694	532	789	590
Weighted average number of total common shares and noncontrolling OP units - diluted	27,997	23,791	27,989	23,705

FFO per common share and OP unit - basic	$0.25	$0.26	$0.52	$0.53
FFO per common share and OP unit - diluted	$0.24	$0.25	$0.51	$0.51

FFO Core per common share and OP unit - basic	$0.33	$0.36	$0.68	$0.71
FFO Core per common share and OP unit - diluted	$0.32	$0.35	$0.66	$0.69

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,484	$1,534	$6,481	$3,128
General and administrative expenses	5,413	4,998	10,249	9,483
Depreciation and amortization	5,521	4,675	10,913	9,239
Interest expense	4,748	3,516	9,552	6,924
Interest, dividend and other investment income	(78)	(162)	(175)	(171)
Provision for income taxes	11	91	167	174
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	18	(5)	16	100
Loss from discontinued operations	—	33	—	41
Net income attributable to noncontrolling interests	25	26	116	53
NOI	$17,142	$14,706	$34,429	$28,971

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,484	$1,534	$6,481	$3,128
Depreciation and amortization	5,521	4,675	10,913	9,239
Interest expense	4,748	3,516	9,552	6,924
Provision for income taxes	11	91	167	174
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	18	(5)	16	100
Net income attributable to noncontrolling interests	25	26	116	53
EBITDA (1)	$11,807	$9,837	$24,355	$19,618

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2016	2016	2015	2015
Net income attributable to Whitestone REIT	$1,484	$4,997	$2,051	$1,570
Depreciation and amortization	5,521	5,392	5,373	5,149
Interest expense	4,748	4,804	4,246	3,740
Provision for income taxes	11	156	98	100
Gain on sale of properties	—	(2,890)	—	—
(Gain) loss on disposal of assets	18	(2)	(63)	148
Net income attributable to noncontrolling interests	25	91	38	25
EBITDA (1)	$11,807	$12,548	$11,743	$10,732

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	June 30,			Percent
	2016	2015	Change	Change
Same store (57 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$17,212	$16,837	$375	2%
Other revenues	4,637	4,657	(20)	—%
Total property revenues	21,849	21,494	355	2%

Property expenses
Property operation and maintenance	4,196	4,271	(75)	(2)%
Real estate taxes	2,693	2,823	(130)	(5)%
Total property expenses	6,889	7,094	(205)	(3)%

Total same store net operating income	14,960	14,400	560	4%

Non-Same Store (6 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	2,437	339	2,098	Not meaningful
Other revenues	843	137	706	Not meaningful
Total property revenues	3,280	476	2,804	Not meaningful

Property expenses
Property operation and maintenance	487	68	419	Not meaningful
Real estate taxes	611	102	509	Not meaningful
Total property expenses	1,098	170	928	Not meaningful

Total Non-Same Store net operating income	2,182	306	1,876	Not meaningful

Total property net operating income	17,142	14,706	2,436	17%

Less net total of other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	15,633	13,113	2,520	19%

Income from continuing operations	1,509	1,593	(84)	(5)%
Loss from discontinued operations, net of taxes	—	(33)	33	(100)%

Net income	$1,509	$1,560	$(51)	(3)%

	Six Months Ended
	June 30,			Percent
	2016	2015	Change	Change
Same Store (56 properties, exclusive of land held for development)(1)
Property revenues
Rental revenues	$33,953	$33,121	$832	3%
Other revenues	9,532	9,341	191	2%
Total property revenues	43,485	42,462	1,023	2%

Property expenses
Property operation and maintenance	8,430	8,292	138	2%
Real estate taxes	5,366	5,685	(319)	(6)%
Total property expenses	13,796	13,977	(181)	(1)%

Total Same Store net operating income	29,689	28,485	1,204	4%

Non-Same Store (7 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	5,118	520	4,598	Not meaningful
Other revenues	1,961	240	1,721	Not meaningful
Total property revenues	7,079	760	6,319	Not meaningful

Property expenses
Property operation and maintenance	1,047	130	917	Not meaningful
Real estate taxes	1,292	144	1,148	Not meaningful
Total property expenses	2,339	274	2,065	Not meaningful

Total Non-Same Store net operating income	4,740	486	4,254	Not meaningful

Total property net operating income	34,429	28,971	5,458	19%

Less net total of other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	27,832	25,749	2,083	8%

Income from continuing operations	6,597	3,222	3,375	105%
Income (loss) from discontinued operations, net of taxes	—	(41)	41	(100)%

Net income	$6,597	$3,181	$3,416	107%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2016 to the three months ended June 30, 2015, Same Stores include properties currently owned during the entire period from April 1, 2015 to June 30, 2016. For purposes of comparing the six months ended June 30, 2016 to the six months ended June 30, 2015, Same Stores include properties currently owned during the entire period from January 1, 2015 to June 30, 2016.

(2)
We define “Non-Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended June 30, 2016 to the three months ended June 30, 2015, Non-Same Stores include properties that were not owned during the entire period from April 1, 2015 to June 30, 2016. For purposes of comparing the six months ended June 30, 2016 to the six months ended June 30, 2015, Non-Same Stores include properties that were not owned during the entire period from January 1, 2015 to June 30, 2016.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Other Financial Information:

Tenant improvements (1)	$726	$333	$1,184	$1,202
Leasing commissions	$575	$328	$1,011	$570
Maintenance capital	$598	$765	$1,189	$1,279
Scheduled debt principal payments	$540	$406	$1,041	$808
Straight line rent income	$359	$393	$835	$591
Market rent amortization income from acquired leases	$65	$44	$40	$83
Non-cash share-based compensation expense	$1,819	$1,669	$3,844	$3,343
Non-real estate depreciation and amortization	$41	$32	$123	$55
Amortization of loan fees	$315	$301	$630	$601
Acquisition costs	$393	$596	$563	$840
Undepreciated value of unencumbered properties	$591,994	$480,496	$591,994	$480,496
Number of unencumbered properties	49	45	49	45
Full time employees	95	83	95	83

(1)	Does not include first generation costs for tenant improvements needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2016
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.3%	28,138
Operating partnership units outstanding	1.7%	484
Total	100.0%	28,622

Market price of common shares as of
June 30, 2016		$15.08

Total equity capitalization		431,620	47%

Debt Capitalization:
Outstanding debt		$502,192
Less: Cash and cash equivalents		(5,927)
		496,265	53%

Total Market Capitalization as of
June 30, 2016		$927,885	100%

SELECTED RATIOS:
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2016	2016	2015	2015
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$11,807	$12,548	$11,743	$10,732

Interest expense	4,748	4,804	4,246	3,740
Less: amortization of loan fees	(315)	(315)	(310)	(301)
Interest expense, excluding amortization of loan fees (1)	4,433	4,489	3,936	3,439

Ratio of EBITDA to interest expense	2.7	2.8	3.0	3.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$502,192	$507,053	$499,747	$498,468
Less: Cash	(5,927)	(2,447)	(2,587)	(5,660)
Outstanding debt after cash	$496,265	$504,606	$497,160	$492,808

Undepreciated real estate assets (1)	$844,807	$838,220	$835,538	$831,425

Ratio of debt to real estate assets	59%	60%	60%	59%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2016	2016	2015	2015
Debt/EBITDA Ratio
Outstanding debt (1)	$502,192	$507,053	$499,747	$498,468
Less: Cash	(5,927)	(2,447)	(2,587)	(5,660)
Outstanding debt after cash	496,265	504,606	497,160	492,808

EBITDA (1)	$11,807	$12,548	$11,743	$10,732
Non-cash share based compensation	1,819	2,025	2,137	1,859
Acquisition costs	393	170	150	729
EBITDA, adjusted	14,019	14,743	14,030	13,320

Impact of partial quarter acquisitions and dispositions	—	—	—	515

Pro forma quarterly EBITDA, adjusted	14,019	14,743	14,030	13,835

Pro forma annualized EBITDA, adjusted (2)	56,076	58,972	56,120	55,340

Ratio of debt to pro forma EBITDA, adjusted	8.85	8.56	8.86	8.91

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2016	December 31, 2015
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,100	$10,220
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$37.0 million 3.76% Note, due December 1, 2020	34,661	35,146
$6.5 million 3.80% Note, due January 1, 2019	6,105	6,190
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,876	20,040
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,412	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (5)	7,878	7,886
$2.6 million 5.46% Note, due October 1, 2023	2,531	2,550
$11.1 million 5.87% Note, due August 6, 2016	11,152	11,305
$1.1 million 2.97% Note, due November 28, 2016	517	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019	130,600	127,600
Total notes payable principal	502,192	499,747
Less deferred financing costs, net of accumulated amortization	(1,639)	(1,792)
	$500,553	$497,955

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2015 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%.

(5)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2016
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2016	$1,622	$11,100	$12,722	2.5%
2017	2,374	7,839	10,213	2.0%
2018	2,576	9,560	12,136	2.4%
2019	2,392	136,257	138,649	27.6%
2020	2,876	79,951	82,827	16.5%
Thereafter	6,362	239,283	245,645	49.0%
Total	$18,202	$483,990	$502,192	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31,	December 31,	September 30,
Community Centered Properties	2016	2016	2016	2015	2015
Retail	4,101,436	90%	89%	90%	88%
Office/Flex	1,115,647	82%	85%	85%	84%
Office	521,134	81%	81%	80%	79%
Total - Operating Portfolio	5,738,217	87%	88%	88%	86%
Redevelopment, New Acquisitions (1)	143,537	78%	68%	74%	81%
Total	5,881,754	87%	87%	87%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)(1)	Percentage of Total Annualized Base Rental Revenues	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix, Houston and Austin	$2,447	3.2%	11/14/1982, 5/8/1991, 7/1/2000, 7/12/2000, 4/1/2014 and 4/1/2014	2017, 2020, 2020, 2021, 2024 and 2034
Bashas' Inc. (3)	Phoenix	936	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Wells Fargo & Company (4)	Phoenix	655	0.8%	10/24/1996 and 4/16/1999	2016 and 2018
Alamo Drafthouse Cinema	Austin	639	0.8%	2/1/2012	2027
Dollar Tree (5)	Phoenix and Houston	552	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2017, 2020, 2020, 2021 and 2023
University of Phoenix	San Antonio	530	0.7%	10/18/2010	2018
Walgreens & Co. (6)	Phoenix and Houston	530	0.7%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
Petco (7)	Phoenix and Houston	484	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
Super Bravo, Inc.	Houston	402	0.5%	6/15/2011	2023
Rock Solid Images	Houston	372	0.5%	4/1/2004	2016
Air Liquide America, L.P.	Dallas	356	0.5%	8/1/2001	2018
Sterling Jewelers Inc.	Phoenix	354	0.5%	11/23/2004	2020
		$9,672	12.5%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2016 for each applicable tenant multiplied by 12.

(2)
As of June 30, 2016, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.6% of our total annualized base rental revenue.

(3)
As of June 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(4)
As of June 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $540,000, which represents approximately 0.7% of our total annualized base rental revenue.

(5)
As of June 30, 2016, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $108,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

(6)
As of June 30, 2016, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue.

(7)
As of June 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents approximately 0.3% of our total annualized base rental revenue.

(8)
As of June 30, 2016, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
RENEWALS
Number of Leases	52	77	132	121
Total Square Feet (1)	159,872	158,966	336,319	242,216
Average Square Feet	3,074	2,064	2,548	2,002
Total Lease Value	$9,953,000	$7,889,000	$18,293,000	$11,250,000
NEW LEASES
Number of Leases	49	40	91	72
Total Square Feet (1)	149,108	108,099	257,863	221,250
Average Square Feet	3,043	2,702	2,834	3,073
Total Lease Value	$14,715,000	$8,089,000	$22,476,000	$13,278,000
TOTAL LEASES
Number of Leases	101	117	223	193
Total Square Feet (1)	308,980	267,065	594,182	463,466
Average Square Feet	3,059	2,283	2,664	2,401
Total Lease Value	$24,668,000	$15,978,000	$40,769,000	$24,528,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2016	66	$11,033,542	186,939	3.2	$492,214	$2.63	$15.50	$15.45	$8,617	0.3%	$183,738	6.6%
1st Quarter 2016	90	10,387,956	207,065	3.1	416,376	2.01	13.99	13.29	144,276	5.3%	335,284	12.8%
4th Quarter 2015	69	9,141,269	151,437	3.2	575,486	3.80	16.62	16.60	3,581	0.1%	132,699	5.5%
3rd Quarter 2015	71	10,628,119	164,753	3.4	434,254	2.64	16.27	15.92	57,850	2.2%	197,144	8.0%
Total - 12 months	296	$41,190,886	710,194	3.2	$1,918,330	$2.70	$15.48	$15.18	$214,324	2.0%	$848,865	8.2%

Comparable New Leases:
2nd Quarter 2016	15	$1,662,877	30,818	3.7	$90,600	$2.94	$13.84	$16.22	$(73,479)	(14.7)%	$(26,196)	(5.7)%
1st Quarter 2016	11	1,813,074	27,167	4.6	140,487	5.17	14.50	12.37	57,977	17.2%	87,898	28.5%
4th Quarter 2015	16	1,543,395	29,291	3.6	237,044	8.09	13.29	14.09	(23,438)	(5.7)%	(3,214)	(0.8)%
3rd Quarter 2015	18	3,075,892	44,348	3.3	185,976	4.19	17.61	18.91	(57,268)	(6.9)%	16,681	2.2%
Total - 12 months	60	$8,095,238	131,624	3.8	$654,107	$4.97	$15.13	$15.86	$(96,208)	(4.6)%	$75,169	3.9%

Comparable Renewal Leases:
2nd Quarter 2016	51	$9,370,665	156,121	3.1	$401,614	$2.57	$15.83	$15.30	$82,096	3.5%	$209,934	9.1%
1st Quarter 2016	79	8,574,882	179,898	2.9	275,889	1.53	13.91	13.43	$86,299	3.6%	247,386	10.7%
4th Quarter 2015	53	7,597,874	122,146	3.1	338,442	2.77	17.42	$17.20	27,019	1.3%	135,913	6.6%
3rd Quarter 2015	53	7,552,137	120,405	3.4	248,278	2.06	15.77	14.82	115,118	6.4%	180,463	10.6%
Total - 12 months	236	$33,095,558	578,570	3.1	$1,264,223	$2.19	$15.56	$15.02	$310,532	3.6%	$773,696	9.2%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
2nd Quarter 2016	35	$13,634,576	127,352	6.5	$1,408,130	$11.06	$15.39
1st Quarter 2016	32	6,597,013	111,090	4.9	913,349	8.22	10.35
4th Quarter 2015	35	9,933,418	110,320	5.5	1,577,769	14.30	14.28
3rd Quarter 2015	40	7,623,794	110,471	4.7	942,226	8.53	13.63
Total - 12 months	142	$37,788,801	459,233	5.4	$4,841,474	$10.54	$13.48

Non-Comparable New Leases:
2nd Quarter 2016	34	$13,052,233	123,601	6.5	$1,296,154	$10.49	$15.23
1st Quarter 2016	31	6,521,851	109,815	4.9	912,696	8.31	10.25
4th Quarter 2015	32	9,593,047	103,458	5.7	1,564,050	15.12	14.20
3rd Quarter 2015	37	7,054,723	99,099	4.9	908,352	9.17	13.29
Total - 12 months	134	$36,221,854	435,973	5.5	$4,681,252	$10.74	$13.29

Non-Comparable Renewal Leases:
2nd Quarter 2016	1	$582,343	3,751	7.4	$111,976	$29.85	$20.50
1st Quarter 2016	1	75,162	1,275	3.0	653	0.51	19.65
4th Quarter 2015	3	340,371	6,862	3.0	13,719	2.00	15.55
3rd Quarter 2015	3	569,161	11,372	2.8	33,874	—	16.61
Total - 12 months	8	$1,567,037	23,260	3.6	$160,222	$6.89	$17.09

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2016	101	$24,668,118	314,291	4.5	$1,900,344	$6.05	$15.45
1st Quarter 2016	122	16,984,969	318,155	3.7	1,329,725	4.18	12.72
4th Quarter 2015	104	19,074,687	261,757	4.2	2,153,255	8.23	15.64
3rd Quarter 2015	111	18,251,913	275,224	3.7	1,376,480	5.00	15.21
Total - 12 months	438	$78,979,687	1,169,427	4.1	$6,759,804	$5.78	$14.69

New
2nd Quarter 2016	49	$14,715,110	154,419	5.9	$1,386,754	$8.98	$14.95
1st Quarter 2016	42	8,334,925	136,982	4.8	1,053,183	7.69	11.09
4th Quarter 2015	48	11,136,442	132,749	5.2	1,801,094	13.57	14.00
3rd Quarter 2015	55	10,130,615	143,447	4.4	1,094,328	7.63	14.63
Total - 12 months	194	$44,317,092	567,597	5.1	$5,335,359	$9.40	$13.71

Renewal
2nd Quarter 2016	52	$9,953,008	159,872	3.2	$513,590	$3.21	$15.94
1st Quarter 2016	80	8,650,044	181,173	2.9	276,542	1.53	13.95
4th Quarter 2015	56	7,938,245	129,008	3.1	352,161	2.73	17.32
3rd Quarter 2015	56	8,121,298	131,777	3.4	282,152	2.14	15.84
Total - 12 months	244	$34,662,595	601,830	3.1	$1,424,445	$2.37	$15.62

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2016
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2016	232	566,149	9.6%	$7,126	9.2%	$12.59
2017	299	825,376	14.0%	12,537	16.2%	15.19
2018	257	833,656	14.2%	13,113	17.0%	15.73
2019	223	624,859	10.6%	10,908	14.1%	17.46
2020	160	711,463	12.1%	10,680	13.8%	15.01
2021	146	495,336	8.4%	7,499	9.7%	15.14
2022	55	323,821	5.5%	4,425	5.7%	13.66
2023	32	210,162	3.6%	2,565	3.3%	12.20
2024	25	184,641	3.1%	2,715	3.5%	14.70
2025	21	66,352	1.1%	1,431	1.9%	21.57
Total	1,450	4,841,815	82.2%	$72,999	94.4%	$15.08

(1)	Lease expirations table reflects rents in place as of June 30, 2016, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2016 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2016 FINANCIAL GUIDANCE

	As of	As of
	February 24, 2016	July 27, 2016
FFO Core per common share and OP unit - diluted	$1.33 - $1.39	$1.33 - $1.39
Net income attributable to Whitestone REIT per common share - diluted	$0.43 - $0.49	$0.33 - $0.39
FFO per common share and OP unit - diluted	$1.06 - $1.12	$0.99 - $1.05
Same Store Property NOI	3% - 5%	3% - 5%
Total Operating Portfolio Occupancy at Year End	89% - 91%	89% - 91%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2016 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of July 27, 2016
Net income attributable to Whitestone REIT	$0.33	$0.39

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.66	0.66
FFO	$0.99	$1.05

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation expense	0.34	0.34
FFO Core	$1.33	$1.39

Guidance:	As of February 24, 2016
Net income attributable to Whitestone REIT	$0.43	$0.49

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.63	0.63
FFO	$1.06	$1.12

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation expense	0.27	0.27
FFO Core	$1.33	$1.39

Whitestone REIT and Subsidiaries PROPERTY DETAILS As of June 30, 2016

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2016	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$910	$13.62	$13.54
Anthem Marketplace	Phoenix	2000	113,293	93%	1,662	15.77	15.83
Bellnott Square	Houston	1982	73,930	43%	329	10.35	10.25
Bissonnet Beltway	Houston	1978	29,205	95%	335	12.07	11.82
Centre South	Houston	1974	39,134	66%	219	8.48	8.56
The Citadel	Phoenix	2013	28,547	95%	401	14.79	16.08
City View Village	San Antonio	2005	17,870	100%	511	28.60	28.76
Corporate Park Woodland II	Houston	1972	16,220	95%	202	13.11	13.95
Desert Canyon	Phoenix	2000	62,533	91%	792	13.92	14.02
Fountain Hills Plaza	Phoenix	2009	111,289	88%	1,641	16.76	17.46
Fountain Square	Phoenix	1986	118,209	89%	1,634	15.53	16.25
Fulton Ranch Towne Center	Phoenix	2005	113,281	86%	1,767	18.14	17.94
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	793	16.05	18.50
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,538	21.84	22.28
Holly Knight	Houston	1984	20,015	85%	328	19.28	18.57
Headquarters Village	Dallas	2009	89,134	98%	2,415	27.65	30.82
Keller Place	Dallas	2001	93,541	94%	891	10.13	10.18
Kempwood Plaza	Houston	1974	101,008	92%	901	9.70	9.59
Lion Square	Houston	2014	117,592	87%	1,167	11.41	11.39
The Marketplace at Central	Phoenix	2012	111,130	98%	940	8.63	8.43
Market Street at DC Ranch	Phoenix	2003	242,459	90%	4,266	19.55	20.28
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	68%	1,583	19.61	20.47
Paradise Plaza	Phoenix	1983	125,898	92%	1,642	14.18	14.06
Parkside Village North	Austin	2005	27,045	100%	782	28.91	29.69
Parkside Village South	Austin	2012	90,101	100%	2,252	24.99	26.59
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,028	18.30	18.61
The Promenade at Fulton Ranch	Phoenix	2007	98,792	60%	924	15.59	16.72
Providence	Houston	1980	90,327	95%	812	9.46	9.45
Quinlan Crossing	Austin	2012	109,892	96%	2,438	23.11	24.08
Shaver	Houston	1978	21,926	85%	253	13.58	12.98
Shops at Pecos Ranch	Phoenix	2009	78,767	90%	1,449	20.44	20.55
Shops at Starwood	Dallas	2006	55,385	97%	1,627	30.28	28.22
The Shops at Williams Trace	Houston	1985	132,991	96%	1,764	13.82	14.06
South Richey	Houston	1980	69,928	96%	795	11.84	9.30
Spoerlein Commons	Chicago	1987	41,455	84%	683	19.61	20.65
The Strand at Huebner Oaks	San Antonio	2000	73,920	94%	1,485	21.37	21.93
SugarPark Plaza	Houston	1974	95,032	85%	943	11.67	11.69
Sunridge	Houston	1979	49,359	75%	426	11.51	11.18
Sunset at Pinnacle Peak	Phoenix	2000	41,530	90%	584	15.62	16.53
Terravita Marketplace	Phoenix	1997	102,733	94%	1,338	13.86	13.71
Torrey Square	Houston	1983	105,766	83%	759	8.65	8.48
Town Park	Houston	1978	43,526	93%	846	20.90	20.97
Village Square at Dana Park	Phoenix	2009	323,026	90%	6,103	20.99	20.79
Webster Pointe	Houston	1984	26,060	74%	234	12.13	11.56
Westchase	Houston	1978	49,573	85%	505	11.98	13.41
Williams Trace Plaza	Houston	1983	129,222	95%	1,693	13.79	14.13
Windsor Park	San Antonio	2012	196,458	97%	1,836	9.63	9.26
Total/Weighted Average			4,101,436	90%	59,426	16.10	16.35

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	75%	$1,435	$15.20	$13.82
Pima Norte	Phoenix	2007	35,110	63%	377	17.04	18.31
Uptown Tower	Dallas	1982	253,981	80%	3,438	16.92	16.59
Woodlake Plaza	Houston	1974	106,169	97%	1,867	18.13	17.93
Total/Weighted Average			521,134	81%	7,117	16.86	16.41
Office/Flex Communities:
Corporate Park Northwest	Houston	1981	174,359	80%	$1,638	$11.74	$11.66
Corporate Park West	Houston	1999	175,665	82%	1,507	10.46	11.30
Corporate Park Woodland	Houston	2000	99,937	93%	894	9.62	10.08
Dairy Ashford	Houston	1981	42,902	55%	190	8.05	7.97
Holly Hall Industrial Park	Houston	1980	90,000	91%	739	9.02	8.30
Interstate 10 Warehouse	Houston	1980	151,000	99%	673	4.50	4.76
Main Park	Houston	1982	113,410	84%	673	7.06	7.42
Plaza Park	Houston	1982	105,530	54%	525	9.21	10.21
Westbelt Plaza	Houston	1978	65,619	88%	559	9.68	9.44
Westgate Service Center	Houston	1984	97,225	78%	563	7.42	7.82
Total/Weighted Average			1,115,647	82%	7,961	8.70	8.96

Total/Weighted Average - Operating Portfolio			5,738,217	87%	74,504	14.92	15.12

Davenport Village	Austin	1999	128,934	87%	$2,676	$23.86	$26.27
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
Total/Weighted Average - Development Portfolio (4)			143,537	78%	2,676	23.90	26.32

Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,881,754	87%	$77,180	$15.08	$15.33

(1)
Calculated as the tenant's actual June 30, 2016 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2016. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2016 equaled approximately $179,000 for the month ended June 30, 2016.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of June 30, 2016. Excludes vacant space as of June 30, 2016.

(3)
Represents (i) the contractual base rent for leases in place as of June 30, 2016, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2016.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of June 30, 2016, these parcels of land were held for development and, therefore, had no gross leasable area.

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Corporate Park Woodland II • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre CHICAGO Spoerlein Commons •

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